UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 28, 2025

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

485C Route 1 South, Suite 400, Iselin, New Jersey 08830

(Address of Principal Executive Offices) (Zip Code)

732-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	MSEX	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On February 28, 2025, the Audit Committee of the Board of Directors of Middlesex Water Company (the “Company”) dismissed Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm, effective March 3, 2025.

The audit reports of Baker Tilly on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. The audit report of Baker Tilly on the effectiveness of internal control over financial reporting as of December 31, 2023 indicated the Company did not maintain effective internal control over financial reporting as of December 31, 2023, because of the effect of the material weaknesses, described below.

During the years ended December 31, 2024 and 2023, and the subsequent interim period from January 1, 2025 through March 3, 2025, there were no disagreements as described under Item 304(a)(1)(iv) of Regulation S-K with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter thereof in connection with its reports on the financial statements of the Company for such years. In addition, during the years ended December 31, 2024 and 2023, there were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses in the Company’s internal control over financial reporting, as reported in Item 9A of Part II of the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2023, filed with the U.S Securities and Exchange Commission (“SEC”) on February 29, 2024, related to (i) ineffective information technology general controls in the areas of user access and change management over certain information technology systems that supports the Company’s financial reporting; and (ii) ineffective controls related to income tax accounting for a non-routine transaction. The Company remediated the material weaknesses in the third quarter of 2024.

The Company has provided Baker Tilly with a copy of this Current Report on Form 8-K and requested that Baker Tilly furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of Baker Tilly’s letter, dated March 3, 2025, is attached hereto as Exhibit 99.1.

Appointment of New Independent Registered Public Accounting Firm

On February 28, 2025, the Audit Committee of the Board of Directors of Middlesex Water Company (the “Company”) approved the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2025, subject to PwC’s completion of its standard client acceptance procedures.

During the two years ended December 31, 2024 and 2023 and the subsequent interim period from January 1, 2025 through March 3, 2025, neither the Company nor anyone acting on its behalf has consulted with PwC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to us by PwC that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K of Securities and Exchange Act of 1934, as amended, and the related instructions thereof; or (iii) a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document

99.1	Letter from Baker Tilly US, LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

/s/Mohammed G. Zerhouni
Senior Vice President, Chief Financial Officer and
Treasurer

Dated: March 4, 2025